SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2003

COLUMBUS MCKINNON CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-27618	16-0547600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 John James Parkway, Amherst, New York		14228-1197
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (716) 689-5400

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On December 12, 2003, Columbus McKinnon Corporation (the "Company") issued a press release regarding the completion of the Company's exchange offer of its 10% Senior Secured Noted due 2010, which have been registered under the Securities Act of 1933, as amended, for the same aggregate principal amount of its outstanding 10% Senior Secured Notes due 2010. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.                 Description

99.1                             Press Release dated December 12, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 12, 2003	By:	/S/ ROBERT L. MONTGOMERY, JR.
Robert L. Montgomery, Jr.
Executive Vice President

EXHIBIT INDEX

Exhibit No.             Description

99.1                         Press Release dated December 12, 2003.